U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 23, 2009

Photonic Products Group, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

181 Legrand Avenue, Northvale, New Jersey	07647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (201) 767-1910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 23, 2009, Mr. Daniel Lehrfeld, age 65, a member of the Board of Directors of Photonic Products Group, Inc (“PPGI” or the “Company”) and its former President and Chief Executive Officer notified the Company of his resignation from the Board, effective immediately, in order to allow his successor Mr. Joseph J. Rutherford to join the Board.  The Board accepted Mr. Lehrfeld’s resignation.

On January 23, 2009 the Board of Directors of PPGI elected Mr. Rutherford, age 61, to fill the open seat on the Board.  Mr. Rutherford will not be entitled to compensation for his services as a director and will not immediately serve on any Committees of the Board.

A copy of the press release issued to announce these changes attached as Exhibit 99.1 to the report.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1           Press Release issued by PPGI on January 26, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 26, 2009
	By:	/s/ William J. Foote

Secretary and Chief Financial Officer